UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

May  14, 2015

(Date of earliest event reported)

Callon Petroleum Company

(Exact name of registrant as specified in its charter)

Delaware	001-14039	64-0844345
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 North Canal St.

Natchez, Mississippi  39120

(Address of principal executive offices, including zip code)

(601) 442-1601

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company held its 2015 Annual Meeting of Shareholders (the “Annual Meeting”) on May 14, 2015. At the Annual Meeting, the Company’s shareholders approved the First Amendment (the “First Amendment”) to the Callon Petroleum Company 2011 Omnibus Incentive Plan (the “Plan”), which provided for (i) an increase in the number of shares of the Company’s common stock available for grant under the Plan by two million shares from 2,300,000 shares to 4,300,000 shares, (ii) the adoption of a “double trigger” meaning that, in the event of a Company change in control, early vesting or payment occurs only if a change in control occurs and the executive’s employment is terminated or constructively terminated, and (iii) the elimination of the adding back of terminated options and stock appreciation rights shares for future grants. The First Amendment was made effective as of May 14, 2015. A description of the material terms of the Plan was included in the Company's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 2, 2015. In addition, the foregoing summary is qualified in its entirety by reference to the full text of the First Amendment, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Annual Meeting, shareholders (a) elected two (2) Class III directors and one (1) Class I director to hold office until the 2018 and 2016 annual meeting of shareholders, respectively (Proposal #1), (b) approved, in an advisory (non-binding) vote, the Company's executive compensation (Proposal #2), (c) approved the amendment to the 2011 Omnibus Incentive Plan (Proposal #3), (d) approved the increase in authorized shares (Proposal #4), and (e) ratified the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2015 (Proposal #5). For additional information on these proposals, please see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 2, 2015.

Proposal 1 – Election of Directors.

Class III Directors

Nominee	Votes cast For	Votes Withheld	Broker Non-Votes
Fred L. Callon	47,172,205	1,958,343	7,972,969
L. Richard Flury	47,237,281	1,893,267	7,972,969

Class I Directors

Nominee	Votes cast For	Votes Withheld	Broker Non-Votes
Michael L. Finch	48,309,696	820,852	7,972,969

Proposal 2 – Approval, in an advisory (non-binding) vote, of the Company’s Executive Compensation.

Votes cast For	Votes cast Against	Votes Abstained	Broker Non-Votes
47,006,394	2,029,902	94,252	7,972,969

Proposal 3 – Approval of the Amendment to the 2011 Omnibus Incentive Plan.

Votes cast For	Votes cast Against	Votes Abstained	Broker Non-Votes
46,775,025	2,239,203	116,320	7,972,969

Proposal 4 – Approval  of the Increase in Authorized Shares.

Votes cast For	Votes cast Against	Votes Abstained	Broker Non-Votes
54,142,740	2,618,963	341,814	—

Proposal 5 – Ratification of Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2015.

Votes cast For	Votes cast Against	Votes Abstained	Broker Non-Votes
56,608,195	481,674	13,648	—

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title of Document
10.1	First Amendment to the 2011 Omnibus Incentive Plan of Callon Petroleum Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Callon Petroleum Company

May 18, 2015	By: /s/ Joseph C. Gatto, Jr.
Joseph C. Gatto, Jr.
Senior Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit Number	Title of Document
10.1	First Amendment to the 2011 Omnibus Incentive Plan of Callon Petroleum Company